                                                                    EXHIBIT 99.4

                  ATLANTIC TELE-NETWORK, INC. AND SUBSIDIARIES

                       VALUATION AND QUALIFYING ACCOUNTS
                             (AMOUNTS IN THOUSANDS)

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
                                          BALANCE AT CHARGED TO  NET    BALANCE
                                          BEGINNING  COSTS AND  CHARGE  AT END
                                          OF PERIOD   EXPENSES   OFFS  OF PERIOD
                                          ---------- ---------- ------ ---------
Year Ended December 31, 1994:
  Description:
    Allowance for doubtful accounts......   $1,889     $1,484   $1,465  $1,908
                                            ======     ======   ======  ======
Year Ended December 31, 1995:
  Description:
    Allowance for doubtful accounts......   $1,908     $1,723   $  627  $3,004
                                            ======     ======   ======  ======
Year Ended December 31, 1996:
  Description:
    Allowance for doubtful accounts......   $3,004     $  389   $1,248  $2,145
                                            ======     ======   ======  ======
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